Exhibit 10.28
NANOSPHERE, INC.
NOTE PURCHASE AGREEMENT
MARCH 15, 2006

NOTE PURCHASE AGREEMENT
     THIS NOTE PURCHASE AGREEMENT (“Agreement”) is made as of March 15, 2006 by and between Nanosphere, Inc., a Delaware corporation (the “Company”), and Lurie Investment Fund, L.L.C., a Delaware limited liability company (the “Lender”).
     WHEREAS, the Lender intends to loan One Million Two Hundred Fifty Thousand Dollars ($1,250,000) to the Company (the “Loan”);
     WHEREAS, the parties intend for the Company to issue a promissory note in return for the Loan;
     WHEREAS, the parties hereto wish to provide for the sale and issuance of such note in return for the Loan;
     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:
     1. Amount and Terms of the Note.
1.1	Promissory Note.
               (a) Issuance. In return for the Loan, the Company shall sell and issue to the Lender a promissory note in the form attached hereto as Exhibit A (the “Note”).
               (b) Promissory Note. The Note shall have an initial principal balance equal to the amount of the Loan and shall be dated as of the date the Loan is made to the Company.
          1.2 Closing. The closing (the “Closing”) of the purchase of the Note in return for the Loan shall take place at the offices of Neal, Gerber & Eisenberg LLP, Two North LaSalle Street, Suite 2200, Chicago, Illinois, at 10:00 a.m., on March 16, 2006, or at such other time and place as the Company and the Lender agree upon orally or in writing. At the Closing, the Lender shall deliver the full amount of the Loan to the Company by check or wire transfer of immediately available funds and the Company shall deliver to the Lender the Note executed by the Company in return for the Loan made to the Company.
     2. Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lender that:
          2.1 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

          2.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance and delivery of the Note has been taken or will be taken prior to the Closing. This Agreement and the Note constitute the Company’s valid and legally binding obligations, enforceable in accordance with their terms.
     3. Representations and Warranties of the Lender. In connection with the transactions provided for herein, the Lender hereby represents and warrants to the Company that:
          3.1 Authorization. This Agreement constitutes the Lender’s valid and legally binding obligation, enforceable in accordance with its terms.
          3.2 Purchase Entirely for Own Account. The Lender acknowledges that this Agreement is made with the Lender in reliance upon the Lender’s representation to the Company that the Note will be acquired for investment for the Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Lender further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell or transfer the Note. The Lender represents that it has full power and authority to enter into this Agreement.
          3.3 Disclosure of Information. The Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Note. The Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note.
          3.4 Investment Experience. The Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Note. The Lender also represents it has not been organized solely for the purpose of acquiring the Note.
          3.5 Accredited Investor. The Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Act”).
          3.6 Restricted Securities. The Lender understands that the Note is characterized as a “restricted security” under the federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Note may be resold without registration under the Act only in certain limited circumstances.

     4. Miscellaneous.
          4.1 [Reserved.]
          4.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          4.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Illinois as applied to agreements among Illinois residents, made and to be performed entirely within the State of Illinois.
          4.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.
          4.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          4.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed as follows:
If to the Company:
Nanosphere, Inc.
4088 Commercial Avenue
Northbrook, Illinois 60062
Attn.: Chief Financial Officer
Fax: (847) 400-9199
With a copy to:
Paul, Hastings, Janofsky & Walker LLP
1055 Washington Boulevard
Stamford, Connecticut 06901
Attn.: Esteban A. Ferrer, Esq.
Fax: (203) 674-7644

If to the Lender:
Lurie Investment Fund, L.L.C.
Two North Riverside Plaza
Suite 1500
Chicago, Illinois 60606
Attn.: William White
Fax: (312) 466-3700
With a copy to:
Neal, Gerber & Eisenberg LLP
2 North LaSalle Street
Suite 2100
Chicago, Illinois 60602
Attn.: Jon Wasserman, Esq.
Fax: (312) 269-1747
          Each such notice or other communication shall for all purposes under this Agreement be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by telecopier with written confirmation, at the earlier of (a) twenty-four (24) hours after confirmation of transmission by the sending telecopier machine or (b) delivery of written confirmation.
          4.7 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Lender or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Lender from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.
          4.8 Transaction Expenses. The Company shall pay, and shall hold the Lender harmless against liability for the payment of, the reasonable fees and expenses (including legal fees and expenses) incurred by or on behalf of the Lender in connection with (a) the negotiation and execution of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby, (b) any amendments or waivers in respect of this Agreement or such other documents, and (c) the successful enforcement of the rights granted under this Agreement or the other documents contemplated hereby.
          4.9 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          4.10 U.S. Dollars. All references in this Agreement to “dollars,”, “U.S.$” and “$” are to United States dollars.
          4.11 [Reserved.]
          4.12 Entire Agreement; Amendments and Waivers. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Lender. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities and the Company.
          4.13 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
          4.14 [Reserved.]
[Signature page follows.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE COMPANY:

NANOSPHERE, INC.

By:	/s/ William P. Moffitt
Name:	William P. Moffitt
Title:	President and Chief Executive Officer

THE LENDER:

LURIE INVESTMENT FUND, L.L.C.

By:	/s/ Mark Slezak
Name:
Title:
[Signature Page to Note Purchase Agreement]

Exhibit A
NANOSPHERE, INC.
UNSECURED PROMISSORY NOTE

$1,250,000.00	Chicago, Illinois March 16, 2006
     FOR VALUE RECEIVED, NANOSPHERE, INC., a Delaware corporation (the “Company”) hereby absolutely and unconditionally promises to pay to the order of Lurie Investment Fund, L.L.C. or its assigns (the “Lender,” which term shall include the holder, from time to time, of this Note), the principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) in legal tender of the United States, together with interest (computed on the basis of a 360-day year of twelve 30-day months for actual days elapsed) on such principal amount outstanding from time to time at the rate of four and fifty-eight one-hundredths percent (4.58%) per annum. After the earlier of the Maturity Date (hereinafter defined) or the occurrence of an Event of Default (hereinafter defined), the total unpaid indebtedness hereunder shall bear interest at a rate equal to fourteen percent (14%) per annum.
     1. Repayments and Prepayments.
          (a) Subject to Section 2(a) or 4(a) hereof, all principal, accrued interest and all other amounts owing under this Note shall be due and payable on the earlier of (a) the closing of the Company’s first equity financing after the issuance of this Note which results in gross proceeds to the Company of at least Twenty Five Million Dollars ($25,000,000) (excluding amounts received by the Company on conversion of any promissory notes or exercise of any warrants and excluding cash investments by existing Company investors) or (b) April 30, 2006 (the “Maturity Date”).
          (b) All payments received under this Note shall be applied first to costs, expenses and other amounts (other than principal and interest), then to accrued interest on the date of payment and then to the outstanding principal balance of this Note.
          (c) All payments of principal and interest shall be made to the holder of this Note not later than 1:00 p.m. (Chicago time) on the date and at the place of payment designated by the holder hereof as aforesaid, and any payment received on such date but after such hour shall be deemed to have been paid to and received by the holder hereof on the next succeeding business day. If the date on which any payment is required to be made pursuant to this Note is not a business day, then such payment shall be due and payable on the next succeeding date which is not a Saturday, Sunday or legal holiday, and such extension of time shall be included in computing interest. All payments hereunder shall be made without set-off, counterclaim or reduction of any kind or nature whatsoever.
     2. Events of Default.
          (a) Upon the occurrence of any Event of Default (as defined below), the entire unpaid principal balance of this Note and all of the unpaid interest accrued thereon and all other amounts owing hereunder shall be immediately due and payable and the Lender shall have all legal and equitable rights of holders of unsecured debt instruments, whether at law, in equity or under this Note. For purposes of this Note, the following events shall each constitute an “Event of Default”: (i) failure to pay any amount owing by the Company hereunder when due and payable; (ii) the initiation of any bankruptcy, insolvency, moratorium, receivership or reorganization by or against the Company, or a general assignment of assets by the Company for the benefit of creditors; (iii) the material breach of any representation or warranty of the Company contained in this Note or in that certain Note Purchase Agreement, dated as March 15, 2006, by and between the Lender and the Company (the “Note Purchase Agreement”), at the time when such representation or warranty is made; (iv) the breach of any of the covenants set forth in this Note or the Note Purchase Agreement; or (v) any of the Company’s indebtedness for borrowed money (or any guaranty by the Company thereof) is accelerated as a result of a default or breach of or under any agreement for such borrowed money, including but not limited to loan, credit or reimbursement agreements, or any default shall occur thereunder which entitles the holder thereof to so accelerate such indebtedness, or material breach under any real property lease agreement or capital equipment lease agreement by which the Company is bound or obligated.
          (b) No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.
     3. Notices.
          (a) All notices, reports and other communications required or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (i) if to the Lender, at Two North Riverside Plaza, Suite 1500, Chicago, Illinois 60606, Attention: William White, and (ii) if to the Company at 4088 Commercial Avenue, Northbrook, Illinois 60062, Attention: Chief Financial Officer (or such other address as the Company shall have furnished the Lender in writing).
          (b) Each such notice, report or other communication shall for all purposes under this Note be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by telecopier with written confirmation, at the earlier of (i) twenty-four (24) hours after confirmation of transmission by the sending telecopier machine or (ii) delivery of written confirmation.
     4. Miscellaneous.
          (a) With the written consent of the Lender, the obligations of the Company and the rights of the Lender under this Note may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Neither this Note nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing executed by the Lender.

          (b) No failure or delay by the Lender to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Note and the Note Purchase Agreement are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Note expresses the entire understanding of the parties with respect to the transactions contemplated hereby. The Company and every endorser and guarantor of this Note, regardless of the time, order or place of signing hereby, waives presentment, demand, protest, diligence of collection and notice of every kind, and assents to any extension or postponement of the time for payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.
          (c) If Lender retains an attorney for collection, restructuring or any “work-out” of this Note, or if any suit or proceeding is brought for the recovery of all, or any part of, or for protection of the indebtedness respected by this Note, then the Company agrees to pay all costs and expenses of the suit or proceeding, or any appeal thereof, incurred by the Lender, including without limitation, reasonable attorneys’ fees.
          (d) This Note shall for all purposes be governed by, and construed in accordance with the laws of the State of Illinois (without reference to conflict of laws), and the Company consents to the exclusive jurisdiction of the state and federal courts located in the State of Illinois, and waives any argument that such forum is not convenient.
          (e) This Note shall be binding upon the Company’s successors and assigns, and shall inure to the benefit of the Lender’s successors and assigns. This Note may not be assigned by the Company.
          (f) In no event shall the interest rate and other charges under this Note exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Lender has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the outstanding principal amount hereunder and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there is no outstanding principal amount under this Note, Lender shall refund such excess to the Company.
          (g) Time is of the essence with respect to the performance of the obligations of the Company under this Note.
          (h) EACH OF THE COMPANY AND THE LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.
[Signature page follows.]

     IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer to take effect as of the date first hereinabove written.

NANOSPHERE, INC.

By:
Name:	William P. Moffitt
Title:	President and Chief Executive Officer
[Signature Page to Unsecured Promissory Note]